Exhibit 10.14(a)

FIRST AMENDMENT TO THE
MINERALS TECHNOLOGIES INC. SUPPLEMENTAL RETIREMENT PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2008)

WHEREAS, pursuant to Section 7.1 of the Minerals Technologies Inc. Supplemental Retirement Plan (As Amended and Restated Effective December 31, 2008) (the “Plan”), Minerals Technologies Inc. (the “Company”) reserves the right to amend the Plan by action of its Board of Directors or its delegate and now wises to do so by the following amendment.

NOW, THEREFORE, the Plan is hereby amended as follows effective as of the date hereof:

1.	Article II shall be amended to read as follows:

ARTICLE II
PARTICIPATION

The Administrative Committee of the Plan (the “Administrative Committee”) shall determine which management employees and highly compensated employees of the Company and subsidiaries of the Company participating in this Plan shall be eligible to participate in the Plan from time to time; provided that such individuals also be participants in the Retirement Plan whose benefits under the Retirement Plan are limited by reason of Sections 415 and/or 401(a)(17) of the Code.

2.	Section 7.1 shall be amended to read as follows:

“The Company, acting through its Board of Directors or its delegate, shall have the right to amend the Plan in whole or in part at any time, and the Company’s General Counsel or his delegate shall have the right to amend the Plan for provisions that (i) are required by the Code or other applicable law, (ii) do not materially increase costs of the Plan to the Company or materially change Participants’ benefits under the Plan, or (iii) clarify ambiguous or unclear Plan provisions; provided, however, that no amendment shall, without the Participant’s consent, reduce the benefits accrued on behalf of any Participant as of the effective date of such amendment.  Any amendment shall be in writing and executed by a duly authorized officer of the Company.”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this First Amendment to be executed, on this 22nd day of December, 2014.

MINERALS TECHNOLOGIES INC.

BY:	/s/ Thomas J. Meek
Thomas J. Meek
Vice President General Counsel